Registration Statement No. 333-265678
Filed with the Securities and Exchange Commission on April 17, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
POST-EFFECTIVE AMENDMENT NO.2

RIVERSOURCE LIFE INSURANCE COMPANY
(Exact Name of Registrant as specified in charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0823832 (I.R.S. Employer Identification No.)
70100 Ameriprise Financial Center
Minneapolis, MN 55474
(800) 862-7919
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole D. Wood
RiverSource Life Insurance Company
50605 Ameriprise Financial Center
Minneapolis, Minnesota 55474
(612) 678-5337
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of the Registration Statement.
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Large accelerated filer	☐	Accelerated filer	☐

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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

This Post-Effective Amendment No. 2 (“PEA”) to the Form S-3 Registration Statement No. 333-265678 (“Registration Statement”) of RiverSource Life Insurance Company is being filed for the purpose of including in the Registration Statement the additions/modifications reflected in the Supplement. Part II has also been updated pursuant to the requirements of Form S-3. The PEA does not amend any other part of the Registration Statement except as specifically noted herein.

Supplement dated April 24, 2023, to the Prospectus Dated Sept. 26, 2022
Product Name	Prospectus Form #
RiverSource® Structured SolutionsSM annuity	PRO 9103_12_A01 (9/22)
The information in this Supplement modifies certain information contained in the above referenced prospectus (the “Prospectus”) issued by RiverSource Life insurance Company for contracts with application dates on or after April 24, 2023. This information in this Supplement does not modify any information for contracts with application dates prior to April 24, 2023.
Please read it carefully and keep it with your Prospectus for future reference. This Supplement incorporates the Prospectus by reference. Unless otherwise indicated, all other information included in your Prospectus remains unchanged. The terms we use in this Supplement have the same meaning as in your Prospectus.
The purpose of this Supplement is to provide you with information regarding how the Segment Value will be calculated for contracts with application dates on or after April 24, 2023. The Segment Value will be calculated using a new formula for the Hypothetical Value of Fixed Assets component. The new Hypothetical Value of Fixed Assets formula is reflected in Appendix G herein. For additional details, see also the “Indexed Account(s) Value – Segment Value after the Segment start date and before the Segment Maturity Date” section of the prospectus.
I. In the “Indexed Account(s) Value – Segment Value after the Segment start date and before the Segment Maturity Date” section of the prospectus, starting on page 30 we add the following at the end:
For information on how We determine the proxy value, including how We determine the Hypothetical Value of Derivatives, Hypothetical Value of Fixed Assets and Present Value of Annual Fees, for Contracts with application dates on or after April 24, 2023, see Appendix G. For examples of how the Investment Base is impacted by a partial surrender, see Appendix D.
For examples of the Segment Value calculation for Contracts with application dates on or after April 24, 2023, see Appendix H.
II. For contracts with application dates on or after April 24, 2023, additional proxy value details are stated in the new “Appendix G: Additional Proxy Value Details (for Contracts with application dates on or after April 24, 2023)”:
Appendix G: Additional Proxy Value Details (for Contracts with application dates on or after April 24, 2023)
The proxy value for the portfolio of assets is a factor equal to the sum of (1) the Hypothetical Value of Derivatives plus (2) the Hypothetical Value of Fixed Assets less (3) the Present Value of Annual Fees (applicable only for Segments with an Annual Fee). Descriptions of how We determine the Hypothetical Value of Derivatives, Hypothetical Value of Fixed Assets and Present Value of Annual Fees are set forth below.
(1) Hypothetical Value of Derivatives.
At the start of each Segment, a hypothetical portfolio of options is created and tracked which replicates the applicable Cap or Contingent Yield and applicable Buffer, Floor, or Trigger. The Hypothetical Value of Derivatives is equal to the estimated exit value of this hypothetical portfolio.
For Segments that do not have an annual lock, the following options will be used, each of which will be valued using an option pricing formula:
(A)
At-the-Money Call: This represents the market value of the potential to receive an amount equal to the percentage growth in the Index during the Segment.
(B)
Out-of-the-Money Call: This represents the market value of the potential for gain in excess of the Cap (if applicable).
(C)
At-the-Money Put: If the Segment has a floor, this represents the market value of the potential for losses that may occur in the Segment. This option is not used if the Segment has a Buffer.
(D)
Out-of-the-Money Put: This represents the market value of the potential to receive an amount equal to the excess loss beyond the applicable Buffer, Floor or Trigger.
(E)
Out-of-the-Money Binary Put: This represents the market value of the potential to receive a fixed amount whenever losses are beyond the applicable Buffer or Trigger.
For Segments with a Cap and a Buffer:
Hypothetical Value of Derivatives = Upside Participation Rate * (A – B) – D.

For Segments with a Buffer and no declared Cap:
Hypothetical Value of Derivatives = Upside Participation Rate * A – D.
For Segments with a Cap and a Floor:
Hypothetical Value of Derivatives = Upside Participation Rate * (A – B) – C + D.
For Segments with a Floor and with no declared Cap:
Hypothetical Value of Derivatives = Upside Participation Rate * A – C + D.
For Segments with a Contingent Yield and Buffer:
Hypothetical Value of Derivatives = Present value of Contingent Yield(1) – Contingent Yield * E – D
For Segments with a Contingent Yield and a Trigger:
Hypothetical Value of Derivatives = Present value of Contingent Yield(1)– (Contingent Yield – Trigger) * E – D
For Segments with an Annual Lock, We designate and value a replicating derivative structure which is tied to the compounded performance for each year of the Annual Lock.
The following market inputs will be used:
Implied Volatility: This input will vary by the time to the Segment Maturity Date and moneyness (a measure of the difference between an option’s strike price and the current Index value). Linear interpolation between available market inputs will be used to approximate the volatility for a particular option.
Risk-Free Interest Rate: This input will vary by the time to the Segment Maturity Date. Linear interpolation will be used to approximate the risk-free rate for a particular option.
Index Forward: This input is the cost of delivering the Index at a specified date in the future. This cost is driven by current interest rates and projected dividend rates. It will vary by the time to the Segment Maturity Date. Linear interpolation will be used to approximate the forward used for a particular option.
If these market inputs are not available for a Business Day, the market inputs will be based on the prior Business Day’s values.
Additionally, the Hypothetical Value of Derivatives will be adjusted for the potential transaction costs of exiting derivative positions before the Segment Maturity Date. This adjustment may result in a lower Segment Value and helps protect us from the trading risks that may arise when exiting derivative positions.
(1)The "present value of Contingent Yield" is calculated by discounting the Contingent Yield from the Segment Maturity Date to the current date at a risk-free interest rate.
(2) Hypothetical Value of Fixed Assets.
The Hypothetical Value of Fixed Assets is calculated as follows:
1	*Rate Adjustment
(1 + Initial Value)M
Where:
Initial Value	=
A value calculated so Your Segment Value on the Segment start date, prior to any adjustment for exit costs made to the Hypothetical Value of Derivatives, will be equal to Your Investment Base.
The Initial Value will not change during the Segment.

M	=	The number of full and partial years remaining in Your Segment
Rate Adjustment	=	An estimate of the change in fixed asset values that has occurred since the start of Your Segment.
The Rate Adjustment is equal to:
(1 + Reference Rate as of the Segment Start Date	)	Rate Adjustment Tenor
1 + Reference Rate as of the current date
Where:
Rate Adjustment Tenor = Segment Duration*(M/Segment Duration)Rate Adjustment Exponent
Segment Duration = The initial length of the segment in years
Reference Rate = A rate representing current yields. Currently we are using the Bloomberg Barclays U.S. Credit Index – Yield to Worst rate. We may change the external index being used at any time.
Rate Adjustment Exponent = The current value is 0.5. We may change this value for new segments between the values of 0.2 and 1.

III. Examples of the Segment Value Calculation for Contracts with application dates on or after April 24, 2023, are stated in the new Appendix H: Examples – Segment Value Calculation (for Contracts with application dates on or after April, 24, 2023)”:
Appendix H: Examples – Segment Value Calculation (for Contracts with application dates on or after April 24, 2023)
The following pages contain hypothetical examples showing the calculation of Segment Values after the Segment start date and before the Segment Maturity Date. Each example also demonstrates the effect of a partial surrender. The examples are calculated across four different hypothetical Index return scenarios: 10%, -10%, 30%, and -30% with a stated interest rate assumption. In addition to the Segment Value, a hypothetical investment with Index returns is shown for comparison purposes.
For each Segment, the Segment Value is reduced by the dollar amount of the surrender and the Investment Base will be reduced proportionally based on the percentage of Segment Value that is withdrawn. If at the time of surrender the Segment Value is less than the Investment Base, the Investment Base will be reduced by an amount greater than the dollar amount of the partial surrender. If at the time of surrender the Segment Value is greater than the Investment Base, the Investment Base will be reduced by an amount less than the dollar amount of the partial surrender. The reduced Investment Base will impact all future daily Segment Values including the Segment Value on the Segment Maturity Date.
Examples 1 through 4 use the Point-to-Point with a Cap and Buffer Crediting Method.
Example 5 uses the Point-to-Point with an Annual Fee and Buffer Crediting Method.
Example 6 uses the Annual Lock with a Buffer Crediting Method.
Example 7 uses the Point-to-Point with a Contingent Yield and Buffer Crediting Method.
Example 8 uses the Point-to-Point with a Contingent Yield and Trigger Crediting Method.
You generally will not receive the full protection of the Buffer, Floor or Trigger prior to Segment maturity. It is possible that You would see no protection from the Buffer or Floor until Segment maturity. It is also possible that you would see no protection from the Trigger during a Segment and at Segment Maturity. As a Segment moves closer to maturity, the Segment Value would generally reflect a larger portion of the Buffer or Floor protection. To the extent there is any protection from the Buffer, Floor, or Trigger during a Segment, it is reflected in the proxy value.
Note all components of the proxy value are stated as a percent for consistency.
The examples use hypothetical values and are not necessarily indicative of actual results. Segment returns will vary over the course of a Segment. Segments with longer durations may be more likely to reflect hypothetical index return assumptions.
All partial surrenders are assumed to include any applicable Surrender Charges.

Assumptions for All Scenarios
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Investment Base	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Duration (months)	12	36	72	72	12	36	12	12
Months Since Segment Start Date	3	18	12	69	6	3	3	6
Buffer or Trigger Percentage	-10%	-15%	-25%	-25%	-10%	-10%	-10%	-25%
Cap or Contingent Yield	11%	30%	100%	100%	No Cap	11%	6%	6%
Upside Participation Rate	100%	100%	100%	100%	100%	100%	N/A	N/A
Annual Fee (if applicable)	N/A	N/A	N/A	N/A	1.50%	N/A	N/A	N/A
Months Remaining in Segment	9	18	60	3	6	33	9	6
Scenario A.
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00) since the Segment Start Date and there is no change in interest rates. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	5.17%	9.98%	16.57%	11.00%	11.80%	6.21%	4.05%	5.77%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	5.02%	9.68%	15.57%	10.95%	11.70%	5.66%	3.30%	5.27%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	104.58%	108.31%	107.02%	110.51%	108.61%	104.13%	102.92%	104.00%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,083.12	$1,070.23	$1,105.05	$1,086.06	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.0	$1,100.0	$1,100.0	$1,100.0	$1,100.0	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$29.77	$5.05	-$13.94	-$72.50	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$92.33	$93.43	$90.49	$92.08	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$907.67	$906.56	$909.51	$907.92	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$983.12	$970.23	$1,005.05	$986.06	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With 10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$16.88	-$29.77	$5.05	-$13.94	-$72.50	-$85.00	-$70.00
Scenario B.
Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00) since the Segment Start Date and there is no change in interest rates. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-4.14%	-1.43%	4.16%	0.62%	-3.10%	-2.97%	-3.23%	1.82%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-4.29%	-1.73%	3.16%	0.57%	-3.20%	-3.52%	-3.98%	1.32%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	95.28%	96.90%	94.62%	100.12%	93.71%	94.95%	95.64%	100.04%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$952.79	$969.01	$946.15	$1,001.24	$937.06	$949.48	$956.38	$1,000.43
Hypothetical $1000 Investment With -10% Return[2]	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00	$900.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	$46.15	$101.24	$37.06	$49.48	$56.38	$100.43
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$104.95	$103.20	$105.69	$99.88	$106.72	$105.32	$104.56	$99.96
9. Investment Base After Partial Surrender = Investment Base - #8	$895.05	$896.80	$894.31	$900.12	$893.28	$894.68	$895.44	$900.04
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$852.79	$869.01	$846.15	$901.24	$837.06	$849.48	$856.38	$900.43
Hypothetical $1000 Investment With -10% Return[2]	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00	$800.00
Segment Value Less Hypothetical Investment	$52.79	$69.01	$46.15	$101.24	$37.06	$49.48	$56.38	$100.43
Scenario C.
Assuming the change in the Index Value is 30% (for example from 100.00 to 130.00) since the Segment Start Date and there is no change in interest rates. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	9.29%	18.56%	28.34%	29.99%	30.12%	10.42%	5.66%	5.92%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	9.14%	18.26%	27.34%	29.94%	30.02%	9.87%	4.91%	5.42%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	108.70%	116.90%	118.80%	129.49%	126.92%	108.35%	104.52%	104.14%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,150.00	$1,166.67	$1,294.94	$1,269.22	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 30% Return[2]	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00	$1,300.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$133.33	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$86.96	$85.71	$77.22	$78.79	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$913.04	$914.29	$922.78	$921.21	$902.68	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$1,050.00	$1,066.67	$1,194.94	$1,169.22	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With 30% Return[2]	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00	$1,200.00
Segment Value Less Hypothetical Investment	-$272.50	-$150.00	-$133.33	-$5.06	-$30.78	-$272.50	-$285.00	-$270.00
Scenario D.
Assuming the change in the Index Value is -30% (for example from 100.00 to 70.00) since the Segment Start Date and there is no change in interest rates. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	-19.74%	-15.64%	-8.73%	-5.95%	-19.73%	-18.16%	-19.48%	-23.03%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	-19.89%	-15.94%	-9.73%	-6.00%	-19.83%	-18.71%	-20.23%	-23.53%
2. Hypothetical Value of Fixed Assets	99.57%	98.63%	91.45%	99.55%	98.39%	98.47%	99.61%	98.72%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.48%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	79.67%	82.69%	81.73%	93.55%	77.08%	79.76%	79.39%	75.19%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%¹	101.50%	103.00%
6.Segment Value = Investment Base * Lesser of #4 and #5	$796.73	$826.95	$817.28	$935.54	$770.75	$797.64	$793.89	$751.94
Hypothetical $1000 Investment With -30% Return[2]	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00	$700.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$117.28	$235.54	$70.75	$97.64	$93.89	$51.94
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$125.51	$120.93	$122.36	$106.89	$129.74	$125.37	$125.96	$132.99
9. Investment Base After Partial Surrender = Investment Base - #8	$874.49	$879.07	$877.64	$893.11	$870.26	$874.63	$874.04	$867.01
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$696.73	$726.95	$717.28	$835.54	$670.75	$697.64	$693.89	$651.94
Hypothetical $1000 Investment With -30% Return[2]	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00	$600.00
Segment Value Less Hypothetical Investment	$96.73	$126.95	$117.28	$235.54	$70.75	$97.64	$93.89	$51.94
Scenario E.
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00) and 1% increase in interest rates since the Segment Start Date. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	5.39%	10.65%	19.00%	11.21%	12.20%	7.29%	4.16%	5.76%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	5.24%	10.35%	18.00%	11.16%	12.10%	6.74%	3.41%	5.26%
2. Hypothetical Value of Fixed Assets	98.73%	96.62%	86.72%	98.38%	97.71%	95.76%	98.78%	98.05%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.47%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	103.97%	106.97%	104.71%	109.53%	108.34%	102.51%	102.19%	103.31%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%[1]	101.50%	103.00%
6. Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,069.72	$1,047.14	$1,095.33	$1,083.41	$1,025.05	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$30.28	-$52.86	-$4.67	-$16.59	-$74.95	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$93.48	$95.50	$91.30	$92.30	$97.56	$98.52	$97.09

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$906.52	$904.50	$908.70	$907.70	$902.44	$901.48	$902.91
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$969.72	$947.14	$995.33	$983.41	$925.05	$915.00	$930.00
Hypothetical $1000 Investment With -10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$30.28	-$52.86	-$4.67	-$16.59	-$74.95	-$85.00	-$70.00
Scenario F.
Assuming the change in the Index Value is 10% (for example from 100.00 to 110.00) and there is 1% decrease in interest rates since the Segment Start Date. The Months Since Segment Start Date for each example is stated above in the Assumptions for All Scenarios.
Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
Hypothetical Value of Derivatives Excluding Transaction Costs	4.93%	9.28%	13.97%	10.80%	11.40%	5.06%	3.94%	5.79%
Less Estimated Transaction Costs	0.15%	0.30%	1.00%	0.05%	0.10%	0.55%	0.75%	0.50%
1. Hypothetical Value of Derivatives	4.78%	8.98%	12.97%	10.75%	11.30%	4.51%	3.19%	5.29%
2. Hypothetical Value of Fixed Assets	100.42%	100.71%	96.50%	100.76%	99.07%	101.28%	100.46%	99.41%
3. Present Value of Annual Fees	0.00%	0.00%	0.00%	0.00%	1.49%	0.00%	0.00%	0.00%
4. Proxy Value = #1 + #2 - #3	105.20%	109.68%	109.47%	111.50%	108.88%	105.79%	103.65%	104.69%
5. Prorated Cap or Contingent Yield	102.75%	115.00%	116.67%	195.83%	No Cap	102.75%[1]	101.50%	103.00%
6. Segment Value = Investment Base * Lesser of #4 and #5	$1,027.50	$1,096.84	$1,094.68	$1,115.05	$1,088.84	$1,027.50	$1,015.00	$1,030.00
Hypothetical $1000 Investment With 10% Return[2]	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00	$1,100.00
Segment Value Less Hypothetical Investment	-$72.50	-$3.16	-$5.32	$15.05	-$11.16	-$72.50	-$85.00	-$70.00
Impact to Values Due to Partial Surrender
7. Partial Surrender Amount	$100	$100	$100	$100	$100	$100	$100	$100
8. Proportionate Adjustment to Investment Base = Investment Base * (#7 / #6)	$97.32	$91.17	$91.35	$89.68	$91.84	$97.32	$98.52	$97.09
9. Investment Base After Partial Surrender = Investment Base - #8	$902.68	$908.83	$908.65	$910.32	$908.16	$902.68	$901.48	$902.91

Example Number	#1	#2	#3	#4	#5	#6	#7	#8
Segment Type	1 Year Cap and Buffer	3 Year Cap and Buffer	6 Year Cap and Buffer	6 Year Cap and Buffer	1 Year Annual Fee	3 Year Annual Lock	1 Year Contingent Yield and Buffer	1 Year Contingent Yield and Trigger
10.Segment Value After Partial Surrender = #9 * Lesser of #4 and #5	$927.50	$996.84	$994.68	$1,015.05	$988.84	$927.50	$915.00	$930.00
Hypothetical $1000 Investment With -10% Return[2]	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Segment Value Less Hypothetical Investment	-$72.50	-$3.16	-$5.32	$15.05	-$11.16	-$72.50	-$85.00	-$70.00
(1)
The Prorated Cap for the Annual Lock segment is equal to one plus the Cap prorated for the number of Days since the last Contract Anniversary, multiplied by one plus the Cumulative Annual Lock Return
(2)
Assumes a hypothetical investment with a rate of return that mirrors hypothetical Index returns of 10%, -10%, 30%, and -30%. You cannot invest directly in an Index. This hypothetical investment does not represent any Structured Solutions annuity features such as a Cap, Contingent Yield Upside Participation Rate, Annual Fee, Buffer, Floor or Trigger. Such a hypothetical investment may not be available in the market.
IV. The following amends and replaces the corresponding section in “Incorporation of Certain Documents by Reference”:
Incorporation of Certain Documents by Reference
The SEC allows Us to “incorporate by reference” the information We have filed with the SEC. This means that We can disclose important information to You without actually including the specific information in this prospectus by referring You to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that We later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC. We incorporate by reference RiverSource Life Insurance Company’s annual reports on Form 10-K for the year ended Dec. 31, 2022 as filed with the SEC on Feb. 23, 2023, File No. 033-28976 and on Form 10-K/A for the year ended Dec.31, 2022 as filed with the SEC on March 10,2023 in accordance with the Securities Exchange Act of 1934, as amended and any filings We make with the SEC under Sections 13(a) or 15(d) of the Securities Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the effective date of this registration statement, until all offerings under the registration statement of which this prospectus forms a part are completed or terminated. The annual report contains additional information about RiverSource Life Insurance Company, including audited financial statements for the latest fiscal year.
RiverSource Life will furnish You without charge a copy of any or all of the documents incorporated by reference into this prospectus, including any exhibits to such documents which have been specifically incorporated by reference. We will do so upon receipt of Your written or oral request. You can contact RiverSource Life at the telephone number and address listed on the first page of the prospectus.
THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.
SUP9103-0001_(04/23)

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PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution The following is an itemized list of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being offered:
Registration Fee:	$463,500
Printing and Filing Expenses:	$ 3,000*
Legal Fees and Expenses:	N/A
Audit Fees:	$7,500*
Accounting Fees and Expenses:	N/A
*Estimated expense.
Item 15. Indemnification of Directors and Officers
The amended and restated By-Laws of the depositor provide that the depositor will indemnify, to the fullest extent now or hereafter provided for or permitted by law, each person involved in, or made or threatened to be made a party to, any action, suit, claim or proceeding, whether civil or criminal, including any investigative, administrative, legislative, or other proceeding, and including any action by or in the right of the depositor or any other corporation, or any partnership, joint venture, trust, employee benefit plan, or other enterprise (any such entity, other than the depositor, being hereinafter referred to as an “Enterprise”), and including appeals therein (any such action or process being hereinafter referred to as a “Proceeding”), by reason of the fact that such person, such person’s testator or intestate (i) is or was a director or officer of the depositor, or (ii) is or was serving, at the request of the depositor, as a director, officer, or in any other capacity, or any other Enterprise, against any and all judgments, amounts paid in settlement, and expenses, including attorney’s fees, actually and reasonably incurred as a result of or in connection with any Proceeding, except as provided below.
No indemnification will be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that such person’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. In addition, no indemnification will be made with respect to any Proceeding initiated by any such person against the depositor, or a director or officer of the depositor, other than to enforce the terms of this indemnification provision, unless such Proceeding was authorized by the Board of Directors of the depositor. Further, no indemnification will be made with respect to any settlement or compromise of any Proceeding unless and until the depositor has consented to such settlement or compromise.
The depositor may, from time to time, with the approval of the Board of Directors, and to the extent authorized, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the depositor or to any person serving at the request of the depositor as a director or officer, or in any other capacity, of any other Enterprise, to the fullest extent of the provisions with respect to the indemnification and advancement of expenses of directors and officers of the depositor.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the depositor or the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
Item 16. Exhibits
Exhibit No.	Description
1.
Principal Underwriter Agreement for RiverSource Life Insurance Company Variable Annuities and Variable Life Insurance Between
RiverSource Distributors, Inc. and RiverSource Life Insurance Company, filed as Exhibit 3.1 to the Initial Registration Statement on
Form N-4 for RiverSource Variable Annuity Account, File No. 333-139760 on January 3, 2007, is incorporated by reference.

2.1
Articles of Merger of IDS Life Insurance Company and American Enterprise Life Insurance Company dated March  16, 2006, filed as
Exhibit 2.1 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

2.2
Articles of Merger of IDS Life Insurance Company and American Partners Life Insurance Company dated March  17, 2006, filed as
Exhibit 2.2 to Post-Effective Amendment No.  8 to the Registration Statement on Form S-1 for RiverSource Life Insurance Company,
File No.  333-114888, on April 27, 2007, is incorporated by reference.

3.1
Copy of Certificate of Incorporation of IDS Life Insurance Company filed as Exhibit 3.1 to Post-Effective Amendment No.  5 to the
Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  6, 1994, is incorporated herein by reference.(See Exhibit 3.1 to Form S-1 Registration Statement filed with the SEC on 4/31/1994.)

3.2
Copy of Certificate of Amendment of Certificate of Incorporation of IDS Life Insurance Company dated June  22, 2006, filed as
Exhibit 27(f)(1) to Post-Effective Amendment No.  28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate
Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

3.3
Copy of Amended and Restated By-Laws of RiverSource Life Insurance Company filed as Exhibit 27(f)(2) to Post-Effective
Amendment No. 28 to the Registration Statement on Form N-6 for RiverSource Variable Life Separate Account, File No.  333-69777, on
January 3, 2007, is incorporated by reference.

3.4
Copy of Resolution of the Board of Directors of IDS Life Insurance Company, dated May  5, 1989, establishing IDS Life Account MGA filed as Exhibit 3.3 to Post-Effective Amendment No.  5 to the Registration Statement on Form S-1 for IDS Life Insurance Company,
File No. 33-28976, on April 6, 1994, is incorporated herein by reference.(See Exhibit 3.3 to Form S-1 Registration Statement filed with the SEC on 4/6/1994.)

3.5
Unanimous Written Consent of the Board of Directors In Lieu of a Meeting for IDS Life Insurance Company, adopted Dec. 8, 2006 for the Re-designation of the Separate Accounts to Reflect Entity Consolidation and Rebranding filed as Exhibit 27(a)(6) to the Registration
Statement on Form N-6 for RiverSource Variable Life Separate Account, File No. 333-69777, on January 3, 2007, is incorporated by reference.

4.1	Copy of Limited Flexible Purchase Payments Deferred Annuity Contract and Data Pages, filed electronically as Exhibit 4.1 to Initial Registration Statement No. 333-232973.
4.2
Copy of Endorsement No. 30379 to the Individual Annuity Contract, filed as Exhibit 4.10 to Post-Effective Amendment No.  10 to the
Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  15, 1998, is incorporated herein by reference.

4.3
Copy of Endorsement No. 33007 filed as Exhibit 4.13 to Post-Effective Amendment No. 12 to the Registration Statement on Form S-1
for IDS Life Insurance Company, File No. 33-28976, on April  26, 1999, is incorporated herein by reference.(See Exhibit 4.13 to Form
S-1 Registration Statement filed with the SEC on 4/26/1999.)

4.4
Form of Traditional IRA or SEP-IRA Annuity Endorsement (form 131061) filed as Exhibit 4.14 to Post-Effective Amendment No. 17 to the Registration Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April  23, 2003, is incorporated herein by reference.

4.5
Form of Roth IRA Annuity Endorsement (form 131062) filed as Exhibit 4.15 to Post-Effective Amendment No.  17 to the Registration
Statement on Form S-1 for IDS Life Insurance Company, File No. 33-28976, on April 23, 2003, is incorporated herein by reference.

4.6
Form of Simple IRA Annuity Endorsement (form 131063) filed as Exhibit 4.13 to Post-Effective Amendment No.  14 to the
Registration Statement on Form N-4 for RiverSource Variable Account 10, File No. 333-79311, on April  28, 2003, is incorporated by reference.

5.	Opinion of Counsel regarding legality of Contracts is filed herewith.
23.	Consent of Independent Registered Public Accounting Firm is filed herewith.
24.	Power of Attorney to sign Amendment to this Registration Statement, dated April 10, 2023 is filed herewith.
Ex-107	Filing Fees Table filed electronically as Exhibit 107 to Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No.333-265678 is incorporated herein by reference.
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, RiverSource Life Insurance Company, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, and State of Minnesota on the 17th day of April, 2023.
RiverSource Life Insurance Company
(Registrant)
By	/s/ Gumer C. Alvero
Gumer C. Alvero Chairman of the Board and President
As required by the Securities Act of 1933, Amendment to this Registration Statement has been signed by the following persons in the capacities indicated on the April 17, 2023.
Signature	Title
/s/ Gumer C. Alvero	Chairman of the Board and President (Chief Executive Officer)
Gumer C. Alvero
/s/ Michael J. Pelzel	Senior Vice President – Corporate Tax
Michael J. Pelzel
/s/ Stephen P. Blaske	Director, Senior Vice President and Chief Actuary
Stephen P. Blaske
/s/ Shweta Jhanji	Senior Vice President and Treasurer
Shweta Jhanji
/s/ Brian E. Hartert	Chief Financial Officer (Chief Financial Officer)
Brian E. Hartert
/s/ Gene R. Tannuzzo	Director
Gene R. Tannuzzo
/s/ Gregg L. Ewing	Vice President and Controller (Principal Accounting Officer)
Gregg L. Ewing
/s/ Stephen R. Wolfrath	Director
Stephen R. Wolfrath
/s/ John R. Hutt	Director
John R. Hutt
Signed pursuant to Power of Attorney to sign Amendment to this Registration Statement, dated March 15, 2023, filed electronically herewith, by:
/s/ Nicole D. Wood
Nicole D. Wood Assistant General Counsel and Assistant Secretary

Exhibit Index
5.	Opinion of counsel and consent to its use as to the legality of the securities being registered.
23.	Consent of Independent Registered Public Accounting Firm.
24.	Power of Attorney to sign Amendment to this registration statement.